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                                                     Exhibit 11.1

                SEQUA CORPORATION & SUBSIDIARIES
      COMPUTATIONS OF BASIC AND DILUTED EARNINGS PER SHARE
              FOR THE THREE MONTHS ENDED MARCH 31,
          (Amounts in thousands, except per share data)

                                                1998       1997
                                                ----       ----
BASIC
-----
 Earnings
   Net income                                 $ 4,818    $ 1,525
   Preferred dividends                           (625)      (763)
                                              -------    -------

   Net income available to common
     stockholders                             $ 4,193    $   762
                                              =======    =======

 Shares
   Weighted average common shares
     outstanding                               10,067      9,917
                                              =======    =======

 Basic earnings per share                     $   .42    $   .08
                                              =======    =======

DILUTED *
-------
  Earnings
    Net income                                $ 4,818    $ 1,525
    Preferred dividends                          (625)      (763)
                                              -------   --------

    Net income available to common
      stockholders                            $ 4,193    $   762
                                              =======    =======

  Shares
    Weighted average common shares
      outstanding                              10,067      9,917
    Stock options, with a dilutive effect          68         42
                                              -------    -------
    Adjusted weighted average common
      shares outstanding                       10,135      9,959
                                              =======    =======

  Diluted earnings per share                  $   .41    $   .08
                                              =======    =======



* The conversion of the Company's preferred stock is antidilutive in all periods presented when the preferred stock dividends are added back to income applicable to common stock.
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